Exhibit 8.1

List of Significant Subsidiaries and Principal Consolidated Affiliated Entities*

Significant Subsidiaries	Jurisdiction of Incorporation

21ViaNet Group Limited	Hong Kong
21Vianet Mobile Limited	Hong Kong
21Vianet Ventures Limited	Hong Kong
Hong Kong Fastweb Holdings Co., Limited	Hong Kong
Diyixian.com Limited	Hong Kong
DYXNet Limited	Hong Kong
Dermot Holdings Limited	British Virgin Islands
WiFire Group Inc.	British Virgin Islands
21Vianet Xi’an Holding Limited	British Virgin Islands
Fastweb International Holdings	Cayman Islands
21Vianet Data Center Co., Ltd.	PRC
21Vianet Anhui Suzhou Technology Co., Ltd.	PRC
Joytone Infotech Co., Ltd.	PRC
21Vianet (Foshan) Technology Co., Ltd.	PRC
Abitcool (China) Broadband Inc.	PRC
21Vianet Hangzhou Information Technology Co., Ltd.	PRC
21Vianet (Xi’an) Technology Co., Ltd.	PRC
21Vianet Zhuhai Financial Leasing Co., Ltd.	PRC
Foshan Zhuoyi Intelligence Data Co., Ltd.	PRC
Beijing Fastweb Technology Co., Ltd.	PRC
Shenzhen Diyixian Telecommunication Co., Ltd.	PRC

Principal Consolidated Affiliated Entities

Beijing Yiyun Network Technology Co., Ltd. (previously known as Beijing aBitCool Network Technology Co., Ltd.)	PRC
Beijing iJoy Information Technology Co., Ltd.	PRC
Shanghai iJoy Information Technology Co., Ltd.	PRC
Beijing 21Vianet Broad Band Data Center Co., Ltd.	PRC
Beijing Chengyishidai Network Technology Co., Ltd.	PRC
Zhiboxintong (Beijing) Network Technology Co., Ltd.	PRC
Beijing Yilong Xinda Technology Co., Ltd.	PRC
Guangzhou Gehua Network Technology and Development Co., Ltd.	PRC
Langfang Xunchi Computer Data Processing Co., Ltd.	PRC
Sichuan Aipu Network Co., Ltd.	PRC
WiFire (Beijing) Technology Co., Ltd. (previously known as Beijing Tianwang Online Communication Technology Co., Ltd.)	PRC
Beijing Fastweb Network Technology Co., Ltd.	PRC
WiFire Network Technology (Beijing) Co., Ltd. (previously known as aBitCool Small Micro Network Technology (BJ) Co., Ltd.)	PRC
Shanghai Blue Cloud Technology Co., Ltd.	PRC
21Vianet (Xi’an) Information Outsourcing Industry Park Services Co., Ltd	PRC
Beijing Yichengtaihe Investment Co., Ltd.	PRC

*	Other entities of 21Vianet Group, Inc. have been omitted from this list since, considered in the aggregate as a single entity, they would not constitute a significant subsidiary.